Inforte Corp. Announces 2004 Results, a Capital Restructuring including a Special One-Time Dividend of $1.50 per share and CEO Transition

CHICAGO, January 27, 2005 /PRNewswire-FirstCall/ -- Enterprise Business Intelligence consultancy Inforte Corp. (Nasdaq: INFT - News) announced today that revenue and diluted earnings per share (EPS) were both within the guidance ranges for the quarter ending December 31, 2004.

In addition, Inforte today announced that its board of directors has approved a capital restructuring plan that includes (1) a special one-time dividend of $1.50 per share and (2) a program to offer employees, with respect to certain stock options, the opportunity to convert stock options to restricted stock or to cash out stock options.

Fourth quarter revenue was $11 million, and net revenue was $9.8 million, representing 14% growth year over year. Pro forma diluted earnings per share were $0.00. Pro forma information excludes the impact of a one-time write-off of lease costs in the fourth quarter and is provided to enhance the understanding of the Company's financial performance and is reconciled to the Company's GAAP information in the accompanying tables.

For 2004, revenue was $50.1 million; net revenue was $43.9 million, up 35% from 2003 and representing organic growth of 7%. Pro forma diluted earnings per share were $0.07, compared to $0.16 for the previous year.

Phil Bligh, Inforte's chairman and chief executive officer, commented, "We had a good year of revenue growth. We grew 35% over last year, and we had four consecutive quarters with year-over-year revenue growth. This is our best growth achievement since 2000 and best revenue year since 2001. We were also profitable from operations for the full year. In the coming year we will aim to continue to transform more of our revenue base to our target Business Intelligence and Customer Management markets and focus on producing higher operating margins."

Actual revenue and earnings results for the quarter and year ended December 31, 2004, and financial highlights, are as follows:

o Pro forma net income for the quarter was $16,000 and for the year was $0.7 million.
o As of December 31, 2004, employees totaled 250, of which 205 were billable.
o       Cash and marketable securities were $57.6 million; this represents
        $5.18 of cash and marketable securities per share, based upon 11,107,413 actual shares outstanding.
o Quarterly net revenue per consultant and per employee were both up from last quarter at $180,000 and $153,000 annualized, respectively.

Guidance is as follows:

o Inforte's net revenue guidance for 1Q05 is a range of $8.0 million to $9.5 million. EPS guidance for 1Q05 is a range of $-0.06 to $0.02 excluding the impact of any capital restructuring charges.
o Net revenue guidance for 2Q05 is a range of $8.5 million to $9.5 million. 2Q05 EPS guidance is a range of $0.00 to $0.02.

Certain employee stock options presently lack significant compensation or motivating benefits due to their strike prices significantly exceeding the current stock price. These employee stock options will contribute significantly, however, to compensation expense beginning July 1, 2005 under new accounting rules. Therefore, the board has approved a program that will allow employees to decide if they want to cash out certain vested and unvested stock options. In addition the program will allow employees to convert certain unvested stock options into restricted shares. As the company's employee option plan does not contemplate a one-time special dividend, the board has also approved the issuance of additional restricted stock to employees holding certain vested stock options reflect the value of the special dividend.

It is anticipated that the offer to exchange or cash out employee options, as described, will commence during the first two weeks of February and will remain open for 20 business days after commencement. The record date for the special dividend will be established at a later date and publicly announced at least 10 days prior to the record date to allow for completion of the offer prior to the record date. It is anticipated that the special dividend will be paid approximately 10 business days after the record date.

Under the offer to exchange or cash out employee options, approximately 980,000 stock options could be converted to approximately 360,000 shares of restricted stock and approximately 580,000 stock options could be cashed out by employees for approximately $900,000 dependent on the choices made by employees and the market price when the stock is granted. If employees do not elect to convert or cash out their stock options, such options, to the extent unvested, will be subject to immediate vesting. There are approximately 1,000,000 unvested stock options that will be subject to the offer. The additional stock granted to certain vested option holders could be up to an additional 35,000 shares dependent on the choices made by employees and the market price when the stock is granted. Inforte will incur a one-time charge of up to $220,000 for these additional shares dependent on the choices made by employees.

Phil Bligh, Inforte's chairman and chief executive officer, commented, "The capital restructuring plan benefits shareholders and employees. We are going above and beyond simply accelerating options in response to the new accounting rules by sending a message that the company is confident in its strategy, is willing to invest in employees and desires to create a real sense of ownership and share profits. The plan reduces the firm's total potential future share count by allowing employees to sell back their `unproductive' options and receive cash compensation for those options. In addition, by replacing the most `productive' options with restricted stock we will be strengthening stock ownership among employees. We are right-sizing the firm's cash position in line with its future needs and returning the excess cash to investors through the one-time dividend. We are also reducing the firm's exposure to FAS 123 expense by eliminating the majority of options that qualify."

We are also announcing that as of today, Inforte COO and President David Sutton will be assuming the role of CEO. Inforte's founder, current CEO and chairman, Phil Bligh will remain active with the firm in the chairman role. He will focus on the firm's overall strategy and its acquisition growth plan. Phil and Dave will continue to work closely together on Inforte's strategic plan and its transition to profitable business intelligence and customer management markets. Dave will relinquish the COO title, and Inforte does not plan any appointment to this role at this time.

Phil Bligh, Inforte's chairman and chief executive officer also commented, "Inforte has made many important changes in the past year in terms of positioning ourselves for new markets and adapting to a changing industry landscape. Dave has been the key driving force behind this continuing transition to a future of profitable growth. Dave and I have worked closely on the firm's


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

transition and its plan for 2005 and beyond. I am convinced he is the right person to lead our team through the rest of our transition and into the future. Dave and I have an excellent working relationship, and I will continue to work closely with him, lending support when needed and leading the firm's acquisition growth plan. We both have tremendous confidence in our growth plan, our team and the potential in our target markets. We are excited about 2005 and the next phase of growth for the firm".

This press release is neither an offer to purchase or exchange nor a solicitation of an offer to sell or exchange any Inforte employee stock options. Any offer to exchange employee stock options will be made pursuant to a formal offer statement to be made available at a later date to applicable employees.

This press release contains forward-looking statements that involve risks and uncertainties. Actual results may differ from forward-looking results for a number of reasons, including but not limited to, Inforte's ability to: (i) effectively forecast demand and profitably match resources with demand during a period of tight client budgets and lower spending levels, and when worldwide economic and geopolitical uncertainty is high; (ii) attract and retain clients and satisfy our clients' expectations; (iii) recruit and retain qualified professionals; (iv) accurately estimate the time and resources necessary for the delivery of our services; (v) build and maintain marketing relationships with leading software vendors while occasionally competing with their professional services organizations; (vi) compete with emerging alternative economic models for delivery, such as offshore development; and (vii) identify and successfully offer the solutions that clients demand; as well as other factors discussed from time to time in our SEC filings.


Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected. All forward-looking statements included in this document are made as of the date hereof, based on information available to Inforte on the date thereof, and Inforte assumes no obligation to update any forward-looking statements.

About Inforte Corp.
Inforte Corp. is an Enterprise Business Intelligence consultancy that helps increase the competitive strength of its Global 2000 client base by providing them with insight, intelligence and an infrastructure for fact-based decision making. Inforte consultants combine strong industry and functional expertise with innovative go-to-market strategies and technology solutions to ensure that its clients can drive transformational, measurable results in all areas of their business. Inforte executives are the authors of several leading books on enterprise-grade business intelligence, customer insight and marketing transformation including Mastering the SAP Business Information Warehouse; CRM
Unplugged: Releasing CRM's Strategic Value; and Enterprise Marketing Management:
The New Science of Marketing. Founded in 1993, Inforte is headquartered in Chicago and has offices in Atlanta; Dallas; Delhi, India; Hamburg, Germany; London; Los Angeles; New York; San Francisco; Walldorf, Germany; and Washington, D.C. For more information, contact Inforte at 800.340.0200 or visit www.inforte.com.

CONTACT: Kelly Richards, +1.312.233.9567, kelly.richards@inforte.com, or ir@inforte.com.


Visit http://www.inforte.com/investor/ to access the January 27, 2005, Investor Conference Call web cast, which begins at 8:30 a.m. Eastern.



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

                      CONSOLIDATED STATEMENTS OF OPERATIONS
                         (000's, except per share data)

                                                       THREE MONTHS ENDED        TWELVE MONTHS ENDED
                                                         DECEMBER 31,               DECEMBER 31,
                                                    -----------------------     -----------------------
                                                       2003          2004          2003          2004
                                                    ---------     ---------     ---------     ---------
                                                    (Unaudited)  (Unaudited)
Revenues:

  Revenue before reimbursements
    (net revenue)                                  $   8,562     $    9,784     $   32,655    $   43,944
  Reimbursements                                       1,338          1,220          4,742         6,106
                                                    --------      ---------      ---------     ---------
Total Revenues                                         9,900         11,004         37,397        50,050

Operating expenses:
  Project personnel and related expenses               4,839          5,893         17,263        25,735
  Reimbursed expenses                                  1,338          1,220          4,742         6,106
  Sales and marketing                                    942          1,020          4,644         4,777
  Recruiting, retention and training                     266            237            743         1,341
  Management and administrative                        2,380          5,074          9,437        14,111
                                                    --------      ---------      ---------     ---------
          Total operating expenses                     9,765         13,444         36,829        52,070

Operating income                                         135         (2,440)           568        (2,020)

Interest income, net and other                           296            312          1,380         1,084
                                                    --------      ---------      ---------     ---------
Income before income tax (loss)                          431         (2,128)         1,948          (936)
Income tax expense (benefit)                              34           (848)           201          (372)
                                                    --------      ---------      ---------     ---------
Net income (loss)                                  $     397     $   (1,280)    $    1,747    $     (564)
                                                    ========      =========      =========     =========

Earnings per share:
-Basic                                             $    0.04     $    -0.12     $     0.16    $    -0.05
-Diluted                                           $    0.04     $    -0.12     $     0.16    $    -0.05

Weighted average common shares outstanding:
-Basic                                                10,949         11,091         10,898        11,045
-Diluted (1)                                          11,105         11,091         11,018        11,045

Expenses as a percentage of net revenue
 Project personnel and related expenses                56.5%          60.2%          52.9%         58.6%
 Sales and marketing                                   11.0%          10.4%          14.2%         10.9%
 Recruiting, retention, and training                    3.1%           2.4%           2.3%          3.1%
 Management and administrative                         27.8%          51.9%          28.9%         32.1%

Income tax rate                                         7.9%          39.8%          10.3%         39.6%

Margins
 Gross income                                          43.5%          39.8%          47.1%         41.4%
 Operating income                                       1.6%         -24.9%           1.7%         -4.6%
 Pretax income                                          5.0%         -21.7%           6.0%         -2.1%
 Net income                                             4.6%         -13.1%           5.4%         -1.3%

Year-over-year change
 Net revenue                                                            14%                          35%
 Gross income                                                            5%                          18%
 Operating income                                                   -1,922%                        -455%
 Pretax income                                                        -595%                        -148%
 Net income                                                           -423%                        -132%
 Diluted EPS                                                          -400%                        -131%

            PRO FORMA DATA (UNAUDITED) (2) - STATEMENTS OF OPERATIONS
                         (000's, except per share data)

                                                       THREE MONTHS ENDED        TWELVE MONTHS ENDED
                                                         DECEMBER 31,               DECEMBER 31,
                                                    -----------------------     -----------------------
                                                      2003          2004          2003          2004
                                                    ---------     ---------     ---------     ---------

Operating income                                         135        (2,440)           568        (2,020)

Office Space Restructuring                                 0         2,144              0         2,144

Interest income, net and other                           296           312          1,380         1,084
                                                    --------      --------      ---------     ---------
Income before income tax (loss)                          431            16          1,948         1,208
Income tax expense (benefit)                              34             -            201           476
                                                    --------      --------      ---------     ---------
Net income (loss)                                  $     397     $      16     $    1,747    $      732
                                                    ========      ========      =========     =========
Earnings per share:
-Basic                                             $    0.04     $    0.00     $     0.16    $     0.07
-Diluted                                           $    0.04     $    0.00     $     0.16    $     0.07

Weighted average common shares outstanding:
-Basic                                                10,949        11,091         10,898        11,045
-Diluted                                              11,105        11,140         11,018        11,224

Year-over-year change
 Net revenue                                                           14%                          35%
 Gross income                                                           5%                          18%
 Operating income                                                    -321%                         -78%
 Pretax income                                                        -96%                         -38%
 Net income                                                          -100%                         -58%
 Diluted EPS                                                         -100%                         -56%


(1) Potentially dilutive shares were excluded from the diluted loss per share calculation for the three and twelve months ended December 31, 2004 as their effects would have been anti-dilutive to the loss incurred by the Company. The total number of weighted average common and common equivalent shares outstanding, including any anti-dilutive shares, for each period were the following: Three months ending December 31, 2004: 11,140 shares, Twelve months ending December 31, 2004: 11,224 shares.

(2) The Company has provided pro forma earnings results, which exclude the impact of office space restructuring that occurred in the fourth quarter of 2004, as a complement to the results provided in accordance with Generally Accepted Accounting Principles. These non-GAAP results are provided in order to enhance the user's overall understanding of the company's current and future financial performance by excluding certain items that management believes are not indicative of its core operating results and by providing results that provide a more consistent basis for comparison between quarters. The presentation of this additional information should not be considered in isolation or as a substitute for results prepared in accordance with accounting principles generally accepted in the United States of America.

                                  INFORTE CORP.
                           CONSOLIDATED BALANCE SHEETS
                                     (000's)

                                                             DEC 31,     MAR 31,    JUN 30,     SEPT 30,     DEC 31,
                                                              2003        2004       2004         2004        2004
                                                           ---------    --------    --------    --------    --------
                                                                       (Unaudited) (Unaudited) (Unaudited)
                           ASSETS
Current assets:
  Cash and cash equivalents                               $   24,071   $  18,630   $  17,767   $  18,889   $  20,817
  Short-term marketable securities                            25,471      15,860      22,273      25,457      24,657
  Accounts receivable                                          4,811       8,633       8,893       7,469       7,491
  Allowance for doubtful accounts                               (500)       (500)       (500)       (500)       (450)
                                                           ---------    --------    --------    --------    --------
  Accounts receivable, net                                     4,311       8,133       8,393       6,969       7,041
  Prepaid expenses and other current assets                      692       1,273       1,144         985         875
  Interest receivable on investment
    Securities                                                   372         403         314         389         383
  Deferred income taxes                                          664         643         656         622       1,163
  Income taxes recoverable                                         -         401         460         501       1,215
                                                           ---------    --------    --------    --------    --------
          Total current assets                                55,581      45,343      51,007      53,812      56,151

Computers, purchased software and property                     2,084       2,525       2,682       3,113       3,218
Less accumulated depreciation and amortization                 1,370       1,572       1,690       1,907       2,125
                                                           ---------    --------    --------    --------    --------
Computers, purchased software and property, net                  714         953         992        1206        1093

Long-term marketable securities                               18,187      24,457      18,441      14,136      12,106
Intangible assets                                                  -         127          78          38           -
Goodwill                                                           -       5,378       5,434      11,737      11,726
Deferred income taxes                                            326         317         309         295         207
                                                           ---------    --------    --------    --------    --------
          Total assets                                    $   74,808   $  76,575   $  76,261   $  81,224   $ 81,283
                                                           =========    ========    ========    ========    ========

            LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable                                        $      573   $   1,554   $   1,341   $     995   $     756
  Income taxes payable                                           299           -           -           -           -
  Accrued expenses                                             3,558       3,146       3,315       2,738       2,364
  Accrued loss on disposal of
    Leased property                                              558         489         419         346       2,278
  Current portion of deferred acquisition payment                  -         500           -       3,150       3,150
  Deferred revenue                                             2,617       2,657       2,778       2,209       1,667
                                                           ---------    --------    --------    --------    --------
          Total current liabilities                            7,605       8,346       7,853       9,438      10,215

Non current liabilities:
   Non-current portion of deferred acquisition payment             -           -           -       3,150       3,150
Stockholders' equity:
  Common stock, $0.001 par value
  authorized- 50,000,000 shares;
  issued and outstanding (net of treasury stock)-
  11,107,413 as of Dec. 31, 2004, excluding option grants         11          11          11          11          11
  Additional paid-in capital                                  79,791      80,113      80,206      80,384      80,652
  Cost of common stock in treasury (2,720,823
  shares as of Dec. 31, 2004)                                (24,997)    (24,997)    (24,997)    (24,997)    (24,997)
  Stock-based compensation                                         -          60         161         180         181
  Retained earnings                                           12,026      12,541      12,737      12,742      11,462
  Accumulated other comprehensive income                         372         501         290         316         609
                                                           ---------    --------    --------    --------    --------
          Total stockholders' equity                          67,203      68,229      68,408      68,636      67,918
                                                           ---------    --------    --------    --------    --------
         Total liabilities and stockholders' equity       $   74,808   $  76,575   $  76,261   $  81,224   $  81,283
                                                           =========    ========    ========    ========    ========

Total cash and marketable securities                      $   67,729   $  58,947   $  58,481   $  58,482   $  57,580

                                  INFORTE CORP.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                     (000's)

                                                      THREE MONTHS ENDED          TWELVE MONTHS ENDED
                                                         DECEMBER 31,                DECEMBER 31,
                                                    -----------------------     -----------------------
                                                      2003          2004          2003           2004
                                                    ---------     ---------     ---------     ---------
                                                   (Unaudited)   (Unaudited)
Cash flows from operating activities
Net income (loss)                                 $      397    $   (1,280)   $    1,747    $     (564)
Adjustments to reconcile net income to net
cash provided (used) by operating activities:
  Depreciation and amortization                          360           430         1,385         1,646
  Non-cash compensation                                    -             1           (75)          181
  Deferred income taxes                                  313          (453)          561          (379)
Changes in operating assets and liabilities
  Accounts receivable                                    258           (72)          189          (536)
  Prepaid expenses and other current assets              414           116           586          (121)
  Accounts payable                                      (314)         (239)          333          (846)
  Income taxes                                            32          (714)           98        (1,856)
  Accrued expenses and other                             123         1,558        (2,204)         (265)
  Deferred revenue                                      (922)         (542)       (1,870)       (1,098)
                                                   ---------     ---------     ---------     ---------
Net cash provided by (used in) operating
  activities                                             661         (1,195)         751        (3,838)
Cash flows from investing activities
 Purchase of Compendit                                     -            11             -        (5,666)
  Decrease in marketable securities                    1,164         2,696         3,646         6,011
  Purchases of property and equipment                   (128)        (105)          (429)         (946)
                                                   ---------     ---------     ---------     ---------
Net cash provided by (used in) investing
   activities                                          1,036         2,602         3,217          (601)

Cash flows from financing activities
  Proceeds from stock option and purchase
    plans                                                 43           268           584           861
  Purchase of treasury stock                               -             -             -             -
                                                   ---------     ---------     ---------     ---------
Net cash provided by financing
  activities                                              43           268           584           861
                                                   ---------     ---------     ---------     ---------
Effect of changes in exchange rates on cash              217           253           333           324
Increase (decrease) in cash and cash
  equivalents                                          1,957         1,928         4,885        (3,254)
Cash and cash equivalents, beg. of period             22,114        18,889        19,186        24,071
                                                   ---------     ---------     ---------     ---------
Cash and cash equivalents, end of period          $   24,071    $   20,817    $   24,071    $   20,817
                                                   =========     =========     =========     =========